EXHIBIT 10.11.2



                        FIRST AMENDMENT TO
             DANBURY LEASE-RELATED SERVICES AGREEMENT


     THIS AMENDMENT, made as of June 30, 1994, between UNION CARBIDE CORPORATION (formerly known as UNION CARBIDE CHEMICALS AND PLASTICS COMPANY INC.), a New York corporation having offices at 39 Old Ridgebury Road, Danbury, Connecticut 06810 ("UCC"), and PRAXAIR, INC. (formerly known as UNION CARBIDE INDUSTRIAL GASES INC.), a Delaware corporation having offices at 39 Old Ridgebury Road, Danbury, Connecticut 06817 ("Praxair"),
                       W I T N E S S E T H:
     WHEREAS, by Danbury Lease Agreement dated as of January 1, 1989, as modified by First Amendment of Lease dated as of June 1, 1989, Second Amendment of Lease dated as of October 24, 1990, Third Amendment to Carbide Center Lease dated as of June 4, 1992, Fourth Amendment to Carbide Center Lease dated as of July 1, 1992 and Fifth Amendment to Carbide Center Lease of even date herewith (collectively, the "Lease"), UCC has leased to Praxair certain office space in the building known as Carbide Center, Danbury, Connecticut, as more particularly identified in the Lease (the "Demised Premises") for the lease period stated therein ("Lease Period"); and
     WHEREAS, pursuant to the Danbury Lease-Related Services Agreement dated as of June 4, 1992 (the "DLRS"), UCC furnishes to


Praxair certain services as more particularly identified therein (the "Services"); and
     WHEREAS, the parties wish to amend the DLRS to add certain additional Services;
     NOW, THEREFORE, in consideration of the DLRS and the mutual undertakings set forth herein, UCC and Praxair hereby amend Annex A of the DLRS, as follows:
     1. Part II of Annex A shall be amended effective as of August 1, 1994, so that the provisions concerning Mailroom Services shall read as follows:
          (a) Mailroom Services shall consist of the following: non-exclusive right to use N-O mailroom and loading dock area of the Carbide Center between 7 a.m. and 5 p.m., Monday through Friday, except building holidays, for shipments and deliveries of mail and packages via United States Postal Service and commercial courier services.

          (b)  The Fee for Mailroom Services included in the CCSA
               Services shall equal the following amount with respect to each MS Period (as defined below):

               1.3 (8504 dL x CCL
                              _________

                              1,198,380

          where:

          d =   number of days in such MS Period divided by 365

          L =   UCIG Lease Rate during such MS Period

         CCL: = space leased by Praxair under the Lease (currently
                106,816 square feet) during such MS Period

          An "MS Period" shall begin on the day following the end of the previous MS Period (except for the first MS Period, which shall begin on August 1, 1994) and shall end on any day on which the value of L changes.

          The Fee for the MS Services shall be payable on each day on which, and by the same payment mechanism as that by which, an installment of Base Rent is payable under the Lease.



          Through December 31, 1997, the following monthly charges shall be added to the Fee and payable in the following amounts during the respective calendar years as set forth below:

                Period                    Monthly Charges

                1994                      $3,333.33
                1995                      $2,500.00
                1996                      $1,666.66
                1997                      $  833.33

     2. Effective July 1, 1994, Part VI as set forth below shall be added to Annex A:
          Part VI - Medical and Fitness Center Allowance

          Services Provided ("MF Services"). Personnel of Praxair and its subsidiaries and affiliates shall have the right to use the Medical Department located in P2 of Carbide Center (consisting of 6,150 square feet) and the Fitness Center located in N-0 (Basement) of Carbide Center (consisting of 12,941 square feet), subject to execution of a suitable agreement with any third party provider operating either such facility or UCC&P, if it operates either facility.

          Fee. In addition to any amounts payable to the provider of medical or fitness services, the Fee for the MF Services shall equal the following amount with respect to each MF Period (as defined below):

          [6,150 + .4 (12,941)] dL X CCL + SA
                                     _________

                                     1,198,380

          where:

          d   = number of days in such MF Period divided by 365

          L   = UCIG Lease Rate during such MF Period

          CCL = space leased by Praxair under the Lease (currently
                106,816 square feet) during such MF Period

          SA = effective area of the Carbide Center space for which Praxair is liable to pay Fees under Parts I through V of this Annex A excluding the mailroom/ loading dock area (currently 66,016 square feet) during such MF Period

          An "MF Period" shall begin on the day following the end of the previous MF Period (except for the first MF Period, which shall begin on July 1, 1994) and shall end on any day on which the value of L changes.

          The Fee for the MF Services shall be payable on each day on which, and by the same payment mechanism as that by which, an installment of Base Rent is payable under the Lease.

     3. Except as otherwise provided herein, the DLRS shall remain in full force and effect.
     IN WITNESS WHEREOF, UCC and Praxair have executed this
Amendment by their duly authorized officers as of the day and year first above written.

                                    UNION CARBIDE CORPORATION



                                    By: Robert F.X. Fusaro
                                        Attorney-in-Fact


                                    PRAXAIR, INC.



                                    By: David H. Chaifetz
                                        Vice President